Exhibit 99.1
American Apparel, Inc. Announces Extension of Exchange Offer
LOS ANGELES--(BUSINESS WIRE)--American Apparel, Inc. (the “issuer”) announced today that it has extended its offer to exchange its outstanding 13.0% Senior Secured Notes due 2020 for 13.0% Senior Secured Notes due 2020 that have been registered under the Securities Act of 1933, as amended (the “Exchange Offer”).
The Exchange Offer, previously scheduled to expire at 5:00 p.m., New York City time, on January 22, 2014, will now expire at 5:00 p.m., New York City time, on February 11, 2014, unless further extended by the issuer.
All other terms and conditions of the Exchange Offer will remain in full force and effect. The terms and conditions of the Exchange Offer are set forth in a prospectus dated December 20, 2013. Copies of the prospectus and related letter of transmittal may be obtained from the exchange agent, U.S. Bank National Association, Exchange Agent, 60 Livingston Avenue, Mail Station-EP-MN-WS2N, St. Paul, Minnesota 55107, Attention: Specialized Finance Dept. or by facsimile, (651) 495-8158.
The new notes are substantially identical to the notes for which they are being exchanged, except that the new notes will be registered under the Securities Act of 1933, as amended, and, as a result, the transfer restrictions and registration rights provisions applicable to the original notes will not apply to the new notes.
As of 5:00 p.m., New York City time, on January 22, 2014, approximately $200,775,000 in aggregate principal amount of the 13.0% Senior Secured Notes due 2020 had been validly tendered and not withdrawn in the Exchange Offer, including by means of guaranteed delivery. This amount represents approximately 99.92% of the outstanding 13.0% Senior Secured Notes due 2020.
This press release shall not constitute an offer to purchase or the solicitation of an offer to sell any securities. The Exchange Offer is being made only pursuant to a prospectus dated December 20, 2013 and the related letter of transmittal, and only to such persons and in such jurisdictions as is permitted under applicable law.
Forward-Looking Statements
This release contains forward-looking statements about the issuer, including those related to the exchange offer, including the timing thereof, and whether or not the issuer will consummate the exchange offer. Such forward-looking information involves important risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: our ability to generate or obtain from external sources sufficient liquidity for operations and debt service; our financial condition, operating results and projected cash flows; consequences of our significant indebtedness, including our relationship with our lenders and our ability to comply with our debt agreements and generate cash flow to service our debt; including the risk of acceleration of borrowings thereunder as a result of noncompliance; disruptions in the global financial markets; our ability to maintain compliance with the exchange rules of the NYSE MKT, LLC; adverse changes in our credit ratings and any related impact on financial costs and structure; continued compliance with U.S. and foreign government regulations, legislation, and regulatory environments, including environmental, immigration, labor, and occupational health and safety laws and regulations; loss of U.S. import protections or changes in duties, tariffs and quotas, and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; risks associated with our foreign operations and foreign supply sources, such as disruption of markets, changes in import and export laws, currency restrictions, and currency exchange rate fluctuations; the highly competitive and evolving nature of our business in the U.S. and internationally; changes in the level of consumer spending or preferences or demand for our products; our ability to pass on the added cost of raw materials to customers; our ability to attract customers to our stores; the availability of store locations at appropriate terms and our ability to identify locations and negotiate new store leases effectively and to open new stores and expand internationally; our ability to renew leases at existing locations on economic terms; loss or reduction in sales to our wholesale or retail customers or financial nonperformance by our wholesale customers; risks that our suppliers or distributors may not timely produce or deliver our products; changes in the cost of materials and labor, including increases in the price of raw materials in the global market; our ability to effectively carry out and manage our strategy, including growth and expansion both in the U.S. and internationally; technological changes in manufacturing, wholesaling, or retailing; our ability to successfully implement our strategic, operating, financial and personnel initiatives; changes in key personnel, our ability to hire and retain key personnel, and our relationship with our employees; our ability to maintain the value and image of our brand and protect our intellectual property rights; our ability to improve manufacturing efficiency at our production facilities; our ability to complete the transition to our distribution facility located in La Mirada, California without further unanticipated costs, negative sales impact or other transition issues, including the ability to achieve, as and when planned, labor cost reductions; the risk, including costs and timely delivery issues associated therewith, that information technology systems changes may disrupt our supply chain or operations and could impact our cash flow and liquidity, and our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; our ability to effectively manage inventory levels; litigation and other inquiries and investigations, including the risks that we, or our officers in cases where indemnification applies, will not be successful in defending any proceedings, lawsuits, disputes, claims or audits, and that exposure could exceed expectations or insurance coverages; the adoption of new accounting standards or changes in interpretations of accounting principles; seasonality and fluctuations in comparable store sales and margins; location of our facilities in the same geographic area; general economic conditions, including increases in interest rates, geopolitical events, other regulatory changes and inflation or deflation; disruptions due to severe weather or climate change; disruptions due to earthquakes, flooding, tsunamis or other natural disasters; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Periodic Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
Contacts
American Apparel, Inc.
John J. Luttrell
Chief Financial Officer
213-488-0226
or
ICR, Inc.
John Rouleau
Managing Director
203-682-8342
John.Rouleau@icrinc.com